            EXHIBIT 11.1. COMPUTATION OF NET INCOME (LOSS) PER SHARE



                                                              THREE MONTHS                         SIX MONTHS
                                                              ENDED JUNE 30                       ENDED JUNE 30
                                                      ----------------------------        ----------------------------
                                                         1997              1996              1997              1996
                                                      ----------         ---------       -----------         ---------
Net income (loss)                                     $1,202,000         $(935,000)      $    3,000        $(1,618,000)
                                                      ==========         =========       ===========         =========

Weighted average common shares outstanding            11,405,000         5,180,000         9,199,000         4,986,000

Adjustment to reflect requirements of
    the Securities and Exchange Commission
    (Effect of SAB 83)                                      --             994,000              --             994,000

Net effect of dilutive common share equivalents
   based on the treasury stock method                  3,251,000              --           3,251,000              --
                                                      ----------         ---------        ----------         ---------

Shares used in computing net income
   (loss) per share                                   14,656,000         6,174,000        12,315,000         5,980,000
                                                      ==========         =========        ==========         =========

Net income (loss) per share
                                                      $     0.08         $   (0.15)       $     0.00         $   (0.27)
                                                      ==========         =========        ==========         =========





                                       14